Exhibit 23.2

           Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement for 575,000 shares (Form S-8) pertaining to the 1997 Omnibus Stock and Incentive Plan of Capital Senior Living Corporation of our report dated February 23, 2004, with respect to the consolidated financial statements of Capital Senior Living Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Ernst & Young LLP

July 26, 2004